FOR IMMEDIATE RELEASE
Contact: Anu Ahluwalia

   (212) 299-2439

NYMEX SHAREHOLDERS VOTE IN FAVOR OF IPO

NEW YORK, NY, October 12, 2006 -- NYMEX Holdings, Inc. (NYMEX) announced that its shareholders approved its initial public offering and related proposals at a special meeting held today.  More than 91% of the shares voted in connection with this meeting were voted in favor of the initial public offering and related proposals, as reported by the company's inspector of election and transfer agent, American Stock Transfer & Trust Company.

This shareholder approval allows NYMEX to continue on its path to an initial public offering.

The ability of NYMEX to complete its initial public offering is subject to the satisfaction of several conditions, including favorable market conditions and receipt of the requisite approval from regulatory agencies.

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A registration statement relating to the securities to be sold in the offering has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.